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                            REGISTRATION RIGHTS AGREEMENT



                              DATED AS OF APRIL 1, 1998



                                     BY AND AMONG



                              HILTON HOTELS CORPORATION


                                         AND


                                         THE


                   CHARITABLE REMAINDER UNITRUST U/D/T MAY 8, 1989





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                    This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is
made and entered into as of April 1, 1998, by and among Hilton Hotels Corporation, a Delaware corporation (the "Company") and the Charitable Remainder Unitrust u/d/t May 8, 1989 (the "Selling Stockholder").

                    WHEREAS, the Selling Stockholder is the owner of 24,000,000 shares ("Shares") of the common stock, $2.50 par value (the "Common Stock"), of the Company;

                    WHEREAS, the Company does not currently have the contractual right to impose any restrictions on the resale of the Shares and the Company desires to provide for certain restrictions on the resale of such Shares so that the Company can monitor the orderly distribution thereof and restrict sales during such periods as the Company deems advisable;

                    WHEREAS, the Selling Stockholder has agreed to the Company's imposition of restrictions on the resale of its Shares provided that the Company grants certain registration rights to the Selling Stockholder;

                    WHEREAS, it is in the best interests of the Company and its stockholders that the Company enter into this Agreement to restrict the sale of the Shares at certain times and to facilitate the orderly distribution of the Shares;

                    NOW, THEREFORE, the parties hereby agree as follows:

                         1.   DEFINITIONS.

                              EXCHANGE ACT: The Securities Exchange Act of 1934,as amended.

                              SECURITIES ACT: The Securities Act of 1933, as amended.

                              SEC:  The Securities and Exchange Commission.

                              TRANSFER RESTRICTED SECURITIES:  Any Shares
held by the Trust until distributed to the public pursuant to an effective registration statement or distributed to the public pursuant to Rule 144 under the Securities Act or which are eligible for sale to the public under Rule 144(k); PROVIDED that a security that has ceased to be a Transfer Restricted Security cannot thereafter become a Transfer Restricted Security.

                         2.   SHELF REGISTRATION.

                              (a)  The Company shall use its commercially
reasonable efforts to file a "shelf" registration statement on Form S-3 under the Securities Act (the "Shelf Registration Statement") relating to the resale by the Trust of Transfer Restricted Securities. The Company agrees to use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective for the resale by the Trust of Transfer Restricted Securities (the "Effective Period") until the earlier of (i) the date that all the Transfer Restricted Securities covered by the Shelf Registration Statement have been sold pursuant thereto; and (ii) one year from the date of the filing of the Registration Statement with the SEC, as such period may be extended pursuant


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to Section 3 hereof, unless the Company shall agree in its sole discretion in writing to extend the period during which it will keep the Shelf Registration Statement effective.

                              (b)  If the Shelf Registration Statement ceases
to be effective during the Effective Period, the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof.

                              (c)  The Company shall supplement or amend the
Shelf Registration Statement if required by the policies, rules, regulations or instructions applicable to the registration form used by the Company, if required by the Securities Act, or if reasonably requested by the Selling Stockholder.

                         3.   HOLD-BACK AGREEMENTS.  The Trust agrees not to
(i) effect any public sale or distribution of the Shares pursuant to the Shelf Registration Statement, (ii) make any sale of the Shares pursuant to Rule 144 or Rule 144A or (iii) otherwise conduct marketing activities with respect to the Shares during any period designated by the Company (a "Hold-Back Period"). The Company shall give the Selling Stockholder at least one day's notice prior to a Hold-Back Period. The Effective Period will be extended by such number of days equal to the number of days the Selling Stockholder was subject to the requirements of this subparagraph.

                         4.   REGISTRATION EXPENSES.  All expenses incident
to the filing of the Registration Statement and the sale of Shares thereunder, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, fees and expenses of counsel for the Company and for the Selling Stockholder and of all independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance), and underwriters' fees and expenses (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Shares and legal expenses of such persons), will be borne by the Selling Stockholder, regardless of whether the Shelf Registration Statement becomes effective. The Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).

                         5.   INDEMNIFICATION.

                              The Company agrees to indemnify and hold
harmless, to the full extent permitted by law, the Selling Stockholder, any officer, trustee and employee of the Selling Stockholder and each person who controls the Selling Stockholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), against all losses, claims, damages, liabilities and reasonable expenses (including reasonable attorneys' fees) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Shelf Registration Statement, or the Prospectus contained in such Shelf Registration Statement (which shall include any Prospectus Supplement) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon information furnished to the Company by such indemnified party expressly for use therein; PROVIDED, HOWEVER, that the

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Company shall not be liable in any case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if (a) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus delivered to the indemnified party prior to the sale of the Shares, (b) such indemnified party thereafter failed to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of the Shares to the person asserting such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, or (c) such untrue statement or alleged untrue statement, omission or alleged omission is contained in a Prospectus which is the subject of a notice delivered by the Company pursuant to Section 3 hereof and such indemnified party shall have breached its obligation to refrain from selling Shares pursuant to Section 3.

                              (b)  The Selling Stockholder agrees to
indemnify and hold harmless, to the full extent permitted by law, the Company and its directors, officers and employees and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers and employees of such controlling persons against all losses, claims, damages, liabilities and reasonable expenses (including reasonable attorneys' fees) arising out of or based upon any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Shelf Registration Statement or Prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished by or on behalf of the Selling Stockholder to the Company specifically for use in such Shelf Registration Statement or Prospectus. In no event shall the liability of the Selling Stockholder hereunder be greater in amount than the dollar amount of the proceeds received by the Selling Stockholder upon the sale of the Shares giving rise to such indemnification obligation.

                              (c)  Any person entitled to indemnification
hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or
(b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon advice of its counsel, a conflict of interest may exist between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason

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of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

                              (d)  If the indemnification provided for in
this Section 5 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any losses in respect of which this
Section 5 would otherwise apply by its terms, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in Section 5(a) or 5(b) was available to such party.

                    The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this Section 5(d), the Selling Stockholder shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by such indemnifying party and distributed to the public were offered to the public exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reasons of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                              (e)  The indemnity, contribution and expense
reimbursement obligations under this Section 5 shall be in addition to any liability each indemnifying party

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may otherwise have; PROVIDED that any payment made by the Company which results in the indemnified party receiving from any source(s) indemnification, contribution or reimbursement of an amount in excess of the actual loss, liability or expenses incurred by such indemnified party, shall be refunded to the Company by the indemnified party receiving such excess payment.

                         6.   AMENDMENTS AND WAIVERS.  The provisions of this
Agreement may not be amended without the written consent of the Company and the Selling Stockholder.

                         7.   NOTICES.  All notices and other communications
provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                              (a)  if to the Selling Stockholder, to the
attention of Barron Hilton, c/o Hilton Hotels Corporation, 9336 Civic Center Drive, Beverly Hills, California 90209; and

                              (b)  if to the Company, initially at its
address set forth in the Shelf Registration Statement.

                         8.   ASSIGNMENT.  This Agreement may not be assigned
by the Selling Stockholder without the prior written consent of the Company.

                         9.   COUNTERPARTS.  This Agreement may be executed
in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                         10.  GOVERNING LAW.  This Agreement shall be
governed by and construed in accordance with the internal laws of the State of New York.

                         11.  SEVERABILITY.  In the event that one or more of
the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.


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                              IN WITNESS WHEREOF, the parties have executed
this Agreement as of the date first written above.



                                       HILTON HOTELS CORPORATION
                                       /s/  THOMAS E. GALLAGHER
                                       ----------------------------------------
                                       By:   Thomas E. Gallagher
                                       Its:  Executive Vice President &
                                             General Counsel

                                       CHARITABLE REMAINDER UNITRUST
                                         U/D/T MAY 8, 1989

                                       /s/  WILLIAM BARRON HILTON
                                       ----------------------------------------
                                       By:  William Barron Hilton
                                       Its: Trustee